Exhibit 99.1

FOR IMMEDIATE RELEASE

News Release

Media Contact:

Rose Cummings

704.602.7304

rcummings@fairpoint.com

Investor Relations Contact:

Lee Newitt

866.377.3747

investorrelations@fairpoint.com

FAIRPOINT COMMUNICATIONS STOCK BEGINS TRADING ON NASDAQ

Charlotte, N.C. (January 25, 2011) — FairPoint Communications, Inc. (NASDAQ: FRP) (FairPoint or the Company), a provider of communications services, today announced that shares of its common stock have begun trading on the Nasdaq Stock Market under the ticker symbol FRP.

“Today’s Nasdaq listing marks the culmination of the recent financial restructuring process,” said Paul H. Sunu, CEO of FairPoint.

On January 24, 2011, FairPoint emerged from Chapter 11 bankruptcy protection with a considerably deleveraged balance sheet.  As of the emergence date, the Company had approximately $1.0 billion of debt outstanding and approximately 26.3 million shares outstanding (including shares held in reserve for certain pre-petition claims).

FairPoint will continue to use Bank of New York Mellon as the transfer agent for its common stock.  Questions for the transfer agent should be directed to Bank of New York Mellon Shareowner Services at 1-877-295-8608.

About FairPoint

FairPoint Communications, Inc. is a provider of communications services to communities across the country. Today, FairPoint owns and operates local exchange companies in 18 states offering advanced communications with a personal touch, including local and long distance voice, data, Internet, television and broadband services. FairPoint is traded on NASDAQ under the ticker symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in reports FairPoint files with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

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